UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 15, 2004

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

0-1093	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

On September 27, 2004 the Corporation filed a Report on Form 8-K (Document No. 0000054381-04-000064) announcing its intention to take a sales and pre-tax earnings charge in the third quarter of 2004 to eliminate its investment in the rotorblade and fuselage contracts between Kaman Aerospace Corporation, a subsidiary of the Corporation, and MD Helicopters, Inc. In that report on Form 8-K, the Corporation reported that the anticipated non-cash sales and pre-tax earnings charge would create a default under a financial covenant and possibly an acceleration of indebtedness under the Corporation’s Revolving Credit Agreement. The Corporation has worked with its lenders to resolve this matter and on October 15, 2004, the Corporation and The Bank of Nova Scotia, Fleet National Bank, Citizens Bank of Massachusetts, Webster Bank, Wachovia Bank National Association, JPMorgan Chase Bank, Mellon Bank, N.A., and Keybank National Association (collectively the “Banks”) executed Amendment No. 3 ("Amendment No. 3") to the Revolving Credit Agreement dated as of November 13, 2000, as amended, by and among Kaman Corporation (the “Corporation”), the Banks, and The Bank of Nova Scotia and Fleet National Bank as the Co-Administrative Agents for the Banks.

The terms of Amendment No. 3 include the following (capitalized terms have the meanings ascribed to them in Amendment No. 3 and the Revolving Credit Agreement):

1) a revision to the definition of “EBITDA” used in the Revolving Credit Agreement to include Permitted 2004 Restructuring Charges to the extent that such have been deducted in determining consolidated operating earnings of the Corporation and its Subsidiaries for such period;

2) addition of a new financial covenant which provides that at any time that the Corporation's Adjusted Fixed Charge Coverage Ratio does not exceed 6.00 to 1.00, the Corporation shall not permit the ratio of a) Applicable Kaman Entities Eligible Accounts for which invoices have been issued and are payable plus the Eligible Inventory of the Applicable Kaman Entities as of the most recently completed fiscal quarter, to b) the Corporation's Consolidated Total Indebtedness, as of the end of any fiscal quarter, to be less than 1.6 to 1.0.

Please refer to Exhibit 4a which contains the full text of Amendment No. 3.

In addition, on October 19, 2004, the Corporation and Wachovia Bank National Association, executed an Amendment to Credit Agreement dated as of July 29, 2002 (as amended, the “Credit Agreement”) by and among Wachovia Bank National Association, as lender, Kaman Corporation, as borrower and guarantor, and RWG Frankenjura-Industrie Flugwerklager GmBH, as borrower. This lender is also a party to the Revolving Credit Agreement described above. This Amendment to Credit Agreement adopts the changes made to the Revolving Credit Agreement described above and incorporates them into the Credit Agreement.

Please refer to Exhibit 4b which contains the full text of the Amendment to Credit Agreement.

Both Amendment No. 3 and the Amendment to Credit Agreement are effective as of September 30, 2004.

The Corporation maintains a variety of relationships with the lenders that are parties to the Revolving Credit Agreement, including comprehensive banking services that involve the majority of the Corporation’s treasury receipt and disbursement operations, foreign currency borrowing arrangements, letter of credit and foreign exchange needs, corporate purchase card services, master trust and investment advisory services for a portion of the Kaman Corporation Employees’ Pension Plan, stock transfer agent services, and agency and custodial services for the corporation’s 6% Convertible Subordinated Debentures.

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Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 4a.	Amendment No. 3 to Revolving Credit Agreement dated November 13, 2000, as amended, by and among Kaman Corporation, the Banks listed therein, and The Bank of Nova Scotia and Fleet National Bank as the Co-Administrative Agents for the Banks.

Exhibit 4b.	Amendment to Credit Agreement dated as of July 29, 2002, as amended, by and among Wachovia Bank National Association, as lender, Kaman Corporation, as borrower and guarantor, and RWG Frankenjura-Industrie Flugwerklager GmBH, as borrower.

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SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Robert M. Garneau
Robert M. Garneau
Executive Vice President and
Chief Financial Officer

Date: October 21, 2004

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KAMAN CORPORATION AND SUBSIDIARIES

Index to Exhibits

Exhibit 4a.
Amendment No. 3 to Revolving Credit Agreement dated November 13, 2000, as amended, by and among Kaman Corporation, the Banks listed therein, and The Bank of Nova Scotia and Fleet National Bank as the Co-Administrative Agents for the Banks.

Attached
Exhibit 4b.
Amendment to Credit Agreement dated as of July 29, 2002, as amended, by and among Wachovia Bank National Association, as lender, Kaman Corporation, as borrower and guarantor, and RWG Frankenjura-Industrie Flugwerklager GmBH, as borrower.
Attached

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